Exhibit 2.4

                                    EXHIBIT A

                                 PROMISSORY NOTE

     FOR VALUE RECEIVED, the undersigned, Robert Maiello, Michael Levine, Bart Senior and Philip Salvatore [collectively, the "Maker"] jointly and severally promise to pay to the order of Metro Global Media, Inc., a Delaware corporation with an office at 1060 Park Avenue, Cranston, Rhode Island 02910 [the "Holder"] the principal sum of Two Million Dollars ($2,000,00), without interest, on or before October 31, 1999; provided, however, that, at the option of Maker, payment of up to One Million Dollars ($1,000,000) of the said sum may be extended to November 30, 1999, without any additional interest, and without such extension constituting a default hereunder.

     This Note may be prepaid at any time, at the option of Maker, without penalty or additional fee to Holder.

     Payment of this Note shall be made at 1060 Park Avenue, Cranston, Rhode Island 02910, or at such other address as Holder may hereafter designate in writing.

     This Note and all sums payable hereunder may be declared immediately due and payable, at the option of the Holder, upon the happening of any of the following events:

     (a) Non-payment when due of any sum payable hereunder, provided that holder shall give Maker ten (10) days written notice of such default and an opportunity to cure same during said period. Any sum remaining unpaid after any uncured default shall accrue interest from the date of this Note at the rate of twelve percent (12%) per annum until such time as the balance is paid in full. Any assessment and/or collection of interest hereunder shall in no way impair the Holder's right to pursue any other remedy on default; or

     (b) The appointment of a receiver or similar officer for the Maker or for any property of the Maker (unless such receiver was appointed on the application of Holder), which receiver remains undischarged for a period of at least thirty (30) days; or

     (c) The filing of a petition in bankruptcy, the commencement of any proceeding under any bankruptcy or debtor's law (or similar law analogous in purpose or effect) for the relief, reorganization, recomposition, extension, arrangement or readjustment of any of the obligations by or against the Maker (unless such petition was filed by Holder).

     This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the principal balance of this Note at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum rate which Maker is at any time required or obligated to pay on the principal balance of the Note at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate, and interest payable hereunder shall be computed at such maximum rate, and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

     The Holder's waiver of any default in payment by the Maker shall not constitute a waiver of any other default of the Maker.

     In the event of any uncured default under the terms of this Note, the Maker, and all others who may become liable for all or any part of the obligations evidenced and secured hereby, agree to pay all costs and reasonable attorney fees for the collection of any unpaid balance hereof.

     Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

     This Note shall be governed by and construed in accordance with the laws of the State of New York, regardless of any conflict of laws considerations.

Dated: September 29, 1999
                                          /s/ Robert Maiello
                                          ------------------------------
                                              ROBERT MAIELLO

                                          /s/ Michael Levine
                                          ------------------------------
                                              MICHAEL LEVINE

                                          /s/ Bart Senior
                                          ------------------------------
                                              BART SENIOR

                                          /s/ Philip Salvatore
                                          ------------------------------
                                              PHILIP SALVATORE

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



STATE OF NEW YORK
COUNTY OF NEW YORK

     On the 29th day of September in the year of 1999 before me, the undersigned, a notary public in and for the said state, personally appeared Robert Maiello, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed this instrument.

                                          ------------------------------
                                          NOTARY PUBLIC


STATE OF NEW YORK
COUNTY OF NEW YORK

     On the 29th day of September in the year of 1999 before me, the undersigned, a notary public in and for the said state, personally appeared Philip Salvatore, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed this instrument.

                                          ------------------------------
                                          NOTARY PUBLIC


STATE OF NEW YORK
COUNTY OF NEW YORK

     On the 29th day of September in the year of 1999 before me, the undersigned, a notary public in and for the said state, personally appeared Bart Senior, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed this instrument.

                                          ------------------------------

                                         NOTARY PUBLIC

STATE OF NEW YORK
COUNTY OF NEW YORK

     On the 29th day of September in the year of 1999 before me, the undersigned, a notary public in and for the said state, personally appeared Michael Levine, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed this instrument.

                                          ------------------------------
                                          NOTARY PUBLIC

                                       4